UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER
BETSY S. ATKINS
MARGARET SHÂN ATKINS
JEAN M. BIRCH
JAMES P. FOGARTY
CYNTHIA T. JAMISON
WILLIAM H. LENEHAN
LIONEL L. NOWELL, III
ALAN N. STILLMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Darden Restaurants, Inc., a Florida corporation.

On August 28, 2014, Starboard Value LP issued the following press release:

STARBOARD FILES DEFINITIVE PROXY MATERIALS TO ELECT TWELVE HIGHLY QUALIFIED DIRECTOR NOMINEES TO THE DARDEN BOARD OF DIRECTORS AT UPCOMING ANNUAL MEETING

Believes Darden has Unnecessarily Delayed Annual Meeting

Starboard’s Interests Are Directly Aligned with ALL Darden Shareholders

Urges Shareholders to Vote the WHITE Proxy Card Today

NEW YORK, NY – August 28, 2014 – Starboard Value LP (together with its affiliates, "Starboard"), one of the largest shareholders of Darden Restaurants, Inc. ("Darden" or the "Company")(NYSE:DRI), with beneficial ownership of approximately 8.8% of the outstanding common stock of the Company, today announced it has filed definitive proxy materials with the Securities and Exchange Commission in connection with the Company's 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  Starboard is urging shareholders to elect its twelve highly qualified nominees, Betsy S. Atkins, Margaret Shân Atkins, Jean M. Birch, Bradley D. Blum, Peter A. Feld, James P. Fogarty, Cynthia T. Jamison, William H. Lenehan, Lionel L. Nowell, III, Jeffrey C. Smith, Charles M. Sonsteby, and Alan N. Stillman, to serve on the Company's Board of Directors (the “Board”) at the upcoming Annual Meeting.

Starboard is extremely disappointed that the Company has unnecessarily delayed its previously announced Annual Meeting date of September 30, 2014 until October 10, 2014.  Starboard believes there is no reason why the Company could not have gone definitive and held the Annual Meeting as previously scheduled.  Starboard believes the Board’s actions represent yet another attempt to manipulate the corporate machinery and further solidifies Starboard’s belief that change is immediately needed at Darden.

Starboard believes Darden shareholders deserve a Board that is committed to representing shareholders’ best interests and therefore urges shareholders to vote for its slate of highly qualified nominees who are ready, willing and able to work with Darden’s highly valuable employees to create substantial value for the benefit of all shareholders.  Starboard’s nominees are committed to identifying and hiring the most qualified CEO to lead the Company.

Starboard’s nominees are also prepared to seamlessly begin executing on a comprehensive turnaround plan for Darden that will seek to put operations on par with well-performing competitors and create substantial value for shareholders.  Starboard has been working diligently with its group of advisors and one of the leading operationally-focused consulting firms to finalize this comprehensive turnaround plan to create substantial value at Darden.  Starboard looks forward to publicly releasing its comprehensive turnaround plan shortly and prior to the October 10, 2014 Annual Meeting date.  Further, Starboard remains committed to maintaining and protecting Darden’s attractive $2.20 annual dividend and investment grade rating.

Starboard has gone to great lengths to carefully select a group of twelve world-class director nominees with diverse skill sets and perspectives directly relevant to Darden’s business and current challenges, including experienced restaurant operators, and experts in real estate, finance, turnarounds, supply chain, effective public company governance, and executive compensation.  Starboard believes shareholders have suffered long enough at Darden and that the Company’s recent tactic in delaying the Annual Meeting further solidifies this belief.  Starboard therefore urges shareholders to vote on the WHITE proxy card today to elect its highly-qualified slate of director nominees who are fully committed to take Darden in a new and dramatically improved direction.

Starboard’s definitive proxy materials can be found on the SEC’s website at http://www.sec.gov and Starboard’s publicly filed investor materials can be accessed at www.shareholdersfordarden.com.

Shareholders wishing to vote on Starboard’s WHITE proxy card should contact Okapi Partners at the number listed below.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb/Patrick McHugh
(212) 297-0720